EXHIBIT 32.1

AMENDED CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Pop N Go, Inc. (the “Company”) on Form 10-QSB/A for the period ended December 31, 2007, as filed with the U.S. Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, in the capacities and on the dates indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

1.  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.  The information contained in the amended Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: February 27,, 2008
By:/s/ Melvin Wyman
Name:Melvin Wyman
Title:Chief Executive Officer and Principal Accounting Officer

A signed original of this written statement required by Section 906, or other document authentications, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Pop N Go, Inc. and will be retained by Pop N Go, Inc. and furnished to the United States Securities and Exchange Commission or its Staff upon request.